Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-1 of ULURU Inc. of our report dated March 31, 2015 relating to the financial statements which appear in the Annual Report on Form 10-K of ULURU Inc. filed with the Securities and Exchange Commission on April 1, 2015.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Lane Gorman Trubitt, PLLC

Dallas, Texas
May 20, 2015